EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended February 10, 2012

Current Month				Rolling Performance*				Rolling Risk Metrics* (Mar 2007 – Feb 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.9%	-0.6%	-0.6%	-14.9%	-5.9%	2.7%	4.8%	2.7%	12.4%	-18.0%	0.3	0.3
B**	-0.9%	-0.6%	-0.7%	-15.5%	-6.5%	2.0%	N/A	2.0%	12.4%	-19.6%	0.2	0.2
Legacy 1***	-0.8%	-0.5%	-0.4%	-13.1%	N/A	N/A	N/A	-3.2%	10.8%	-14.4%	-0.3	-0.4
Legacy 2***	-0.8%	-0.5%	-0.4%	-13.5%	N/A	N/A	N/A	-3.6%	10.7%	-14.7%	-0.3	-0.4
Global 1***	-0.9%	-0.6%	-0.2%	-12.4%	N/A	N/A	N/A	-4.6%	10.1%	-14.2%	-0.4	-0.6
Global 2***	-0.9%	-0.6%	-0.2%	-12.7%	N/A	N/A	N/A	-4.9%	10.0%	-15.0%	-0.4	-0.6
Global 3***	-0.9%	-0.6%	-0.4%	-14.1%	N/A	N/A	N/A	-6.6%	10.0%	-19.2%	-0.6	-0.8

S&P 500 Total Return Index****	-0.1%	2.4%	7.0%	3.2%	24.8%	1.2%	4.0%	1.2%	19.0%	-50.9%	0.2	0.1
Barclays Capital U.S. Long Gov Index****	0.5%	-2.6%	-2.6%	27.0%	10.0%	9.8%	8.4%	9.8%	12.7%	-12.3%	0.8	1.4
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	39%					38%
Energy	20%	Long	Brent Crude Oil	5.1%	Long	19%	Long	Brent Crude Oil	5.0%	Long
			Gas Oil	4.1%	Long			Gas Oil	3.8%	Long
Grains/Foods	9%	Long	Corn	2.1%	Long	9%	Long	Corn	2.2%	Long
			Coffee	1.5%	Short			Coffee	1.3%	Short
Metals	10%	Long	Gold	3.5%	Long	10%	Long	Gold	3.6%	Long
			Copper	2.7%	Long			Copper	2.5%	Long
FINANCIALS	61%					62%
Currencies	26%	Short $	Euro	4.4%	Short	27%	Short $	Euro	4.9%	Short
			Australian Dollar	3.3%	Long			Australian Dollar	3.4%	Long
Equities	20%	Long	S&P 500	4.2%	Long	20%	Long	S&P 500	4.3%	Long
			Hang Seng	1.7%	Long			Hang Seng	1.7%	Long
Fixed Income	15%	Long	Bunds	3.4%	Long	15%	Long	Bunds	3.5%	Long
			U.S. 10-Year Treasury Notes	1.9%	Long			U.S. 10-Year Treasury Notes	2.3%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets rose to recent highs as U.S. Energy Information Administration reports showed a smaller-than-expected increase in domestic inventories.   Data showing elevated production of crude-oil based fuel products also added to profits.  Speculators drove natural gas prices nearly 1% lower due to forecasts for weak demand caused by ongoing warm weather in the U.S.

Grains/Foods
Wheat prices fell nearly 5% last week, driven lower by U.S. Department of Agriculture reports which stated global wheat inventories could reach record-high levels.   In the livestock markets, prices for lean hogs rallied due to increased buying by large commodity funds.  Sugar prices also increased, propelled higher by data showing surging global demand and delayed harvests in Brazil caused by poor weather.

Metals
Copper markets dropped over 1% following data which showed waning Chinese imports.  Concerns about the Greek government’s ability to make the budget cuts needed to receive additional emergency bailout capital also played a role in driving base metals markets lower.   Gold prices fell from recent highs, finishing the week lower, due to strength in the U.S. dollar.

Currencies
The Japanese yen slid against counterparts as data showed the nation’s current account surplus for 2011 marked a 15-year low.   The euro rallied against the U.S. dollar due to reports Greek officials and creditors were working on the final draft of an agreement on a new financial aid package.  The Australian dollar registered its first weekly loss since 2011 following a downward revision of the nation’s growth forecast by the Reserve Bank of Australia.

Equities
European equity markets finished a volatile week generally lower, following the decision of Eurozone finance officials to delay the approval of the new Greek bailout plan.  The Japanese Nikkei 225 rallied over 1%, holding on to gains stemming from speculation a weaker yen would boost Japan’s export industries.

Fixed Income	U.S. and European debt markets finished nearly flat last week as optimism surrounding Europe early in the week was offset by the delaying of the Greek bailout package.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.